Robert M. Daugherty, President & CEO Patrick J. Rusnak, CFO Humboldt Bancorp KBW Annual Financial Services Conference July 24, 2002 HBEK

Safe Harbor Statement This presentation contains forward-looking statements which are: subject to contingencies & uncertainties not a guarantee of future performance based on assumptions that may change not to be relied on unduly Many factors are beyond our ability to control or predict, including specific factors such as: Interest rates Economic conditions and regulatory requirements Asset performance Please see "Risk Factors" in HBEK's Form 10-K as filed with the SEC

Areas Served Humboldt Bank: Eureka Fortuna Arcata McKinleyville Loleta Willow Creek Weaverville Garberville Ukiah Capitol Valley Bank: Roseville Riverside Fresno Lancaster Lodi San Diego Napa Tehama Bank: Chico Los Molinos Orland Red Bluff Redding Willows

Overview Total assets of $982 million Second largest publicly traded bank headquartered between Sacramento and Portland by market cap and assets Community bank franchise serving California with 23 offices I-5 corridor from Redding to Greater Sacramento North Coast communities 15% insider ownership Average daily volume of 30,000 shares Strong management team Bob Daugherty appointed as President/CEO in April Mark Wardlow appointed as EVP/CCO in June

Deposit Market Share County HBEK Rank Share Humboldt 1st 31% Tehama 1st 27% Trinity 2nd 23% Glenn 3rd 19% Placer 11th 2%

High Growth Areas We Serve Tehama Placer Napa California Population Increases 12.9% 43.8% 12.2% 13.6% Employment Growth 22.7% 53.0% 31.3% 6.3% Retail Sales /Capita $6,700 $12,095 $8,077 $8,167 Home Ownership 68.6% 73.2% 65.1% 55.6% Source: www.census.gov for period 1990-2000

Service Industry Government Wholesale and Retail Trade Manufacturing and Distribution Construction Timber Agriculture Retail Tourism Information and High Tech Medical Education Small Manufacturing Regional Retail and Government Migration & Tourism Economic Drivers

Restructuring Plan Focus on core community bank and exit non-core businesses that do not provide appropriate risk-return balance Improve operational efficiency Rationalize and review branch structure Continue to efficiently manage capital Expand footprint of core bank through accretive acquisitions and/or de novo branches

Results Focus on core community bank and exit non-core business that do not provide appropriate risk-return balance: Leasing business discontinued (6/01) ATM Funding business discontinued (7/02) Sale of Merchant Bankcard Division (7/02)

Results Operational efficiency improvement Bank charters consolidated as of June 1, operating with three bank divisions in distinct geographic markets Company now operates under single board of directors for the bank and holding company, resulting in annual expense savings of over $525,000 Staff savings since March of over $750,000 on an annual basis Negotiating for sale of $250 million mortgage servicing portfolio and implementing best practices approach to residential loan origination Efficiency ratio target of 67% for Q4 2002, 63% for 2003 and 59% for 2004

Results Branch system is being reassessed based on local market conditions, growth prospects, size and proximity to defined footprint Loleta branch closed effective 7/02 and application is in process to close the Lodi branch Service hours reduced for remote locations Negotiating for sale of Southern CA branches Planning for three new branch locations in Redding, Chico and Greater Sacramento area in 2003 Executive offices have relocated to Roseville to provide for more direct oversight of growth markets

Results Continue to efficiently manage capital $20 million of Trust Preferred issued 280,000 shares repurchased from February 6 through through June 30, 2002 (2.5% of oustanding) Additional 1,000,000 share repurchase authorization announced in July Quarterly cash dividend implemented in May 2002 Target leverage ratio of 8.00% to 8.25%

July 2001 Operate under 4 different bank charters Separate bank boards and holding company board Announcement of the closing of leasing subsidiary operations, resulting in an a $14 million loss Merchant Bankcard division contributes 35 % of total revenues Core bank earnings equal a 15.4% ROE for the Q2 2001 Charters consolidated Single board for bank and holding company Leasing company operations completely shutdown, with no additional net loss since Q2 2001 Quarterly cash dividend initiated Agreement to sell Proprietary Merchant Bankcard Portfolio; expected after-tax gain of $19 million Earnings equal a 18.4% ROE for Q2 2002 Announcement of a 6 for 5 stock split and a 1 million share repurchase authorization July 2002 Progress Report

Sale of Merchant Bankcard Definitive agreement for $34 million cash sale of proprietary merchant acquiring division, which processes $750MM annually; expected to close by 8/31 No holdbacks or material contingencies Remaining Merchant Bankcard ISO processing will be wound down as contracts expire Processing is expected to be transferred by April 2003 Contracts that extend beyond 12/02 are backed by strong guarantees with firms with substantial resource; none extend beyond 3/04 Buyer to retain majority of Eureka-based staff Plan designed to replace lost contribution with improved, lower-risk core bank earnings

Peers statistics are from www.fdic.gov and include commercial banks with assets of $500 million to $1 billion at 12/31/01. Peer results shown are either as of or for the year ended December 31, 2001. Financial Performance

Second Quarter 2002 Highlights Net income of $3.2 million, or $0.30 per diluted share ROA 1.34% ROE 18.4% Net interest margin of 5.22%, an increase of 60 basis points from a year earlier Annualized YTD loan growth of 15% Net charge-offs of 8 basis points Included in Russell 2000 Index

1998 1999 2000 2001 Q2 2001 Q1 2002 Q2 2002 Humboldt 5464 5960 9602 10782 2935 3000 3216 * Excludes merger-related expenses in 2001 and gain/(loss) on discontinued operations in 2001 Net Operating Income* ($000s)

1998 1999 2000 2001 Q2 2001 Q1 2002 Q2 2002 Humboldt 0.63 0.7 0.9 1 0.27 0.28 0.32 * Excludes merger-related expenses and gain/(loss) on discontinued operations for 2001. Operating Diluted EPS*

Net Interest Margin 1998 1999 2000 2001 Q2 2001 Q1 2002 Q2 2002 0.0551 0.0521 0.0514 0.0472 0.0462 0.0521 0.0522

1998 1999 2000 2001 Q1 2002 Q2 2002 CA US HBEK 0.0112 0.0105 0.0125 0.0118 0.0129 0.0134 Peers 0.0123 0.012 *Excludes merger-related expenses and loss on discontinued operations in 2001. Return on Assets*

*Excludes merger-related expenses and loss on discontinued operations in 2001. 1998 1999 2000 2001 Q1 2002 Q2 2002 CA US HBEK 0.1291 0.123 0.151 0.155 0.179 0.184 Peers 0.1279 0.1238 Return on Equity*

1998 1999 2000 2001 Q2 2002 CA US HBEK 0.0827 0.0858 0.0812 0.0898 0.0874 Peers 0.0882 0.0898 Leverage Ratio

1998 1999 2000 2001 Q2 2002 CA US HBEK 0.0145 0.0166 0.0147 0.0143 0.0147 Peers 0.0189 0.0155 Allowance/Loans

1998 1999 2000 2001 Q1 2002 Q2 2002 CA US HBEK 0.0033 0.004 0.0055 0.0047 0.0057 0.0031 Peers 0.0045 0.0074 Non-Performing Assets/Total Assets

1998 1999 2000 2001 Q1 2002 Q2 2002 CA US HBEK 0.0073 0.006 0.0033 0.0024 0.0015 0.0008 Peers 0.0044 0.0048 Net Charge-Offs to Loans

DDA NOW CD<$100M CD>$100M MM/Savings 215 50 169 116 414 Deposits by Type March 31, 2002

Commercial RE Commercial & Industrial Construction Residential RE Consumer 315 113 84 100 59 Loans by Type March 31, 2002

Summary HBEK has successfully implemented a restructuring plan to lower its operational risk HBEK is currently implementing a community banking strategy to refocus the company on relationship banking and deposit gathering HBEK performance goals are: EPS growth of 12% + ROA of 1.50% (2004) ROE of 20.0% (2004) Net charge-offs < 40 bp